                                                                  Exhibit (c)(3)




                         SECURITIES PURCHASE AGREEMENT


                          DATED AS OF OCTOBER 16, 1996


                                  BY AND AMONG


                HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.,


                          COOPERATIVE COMPUTING, INC.


                          APPLIED DATA SPECIALTY, INC.


                       CANADIAN AFTERMARKET NETWORK, INC.


                                      AND


                             CCI ACQUISITION CORP.

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I.  PURCHASE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1.  Commitments to Purchase and Sell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2.    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.1.  Representations and Warranties of the Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.1.1.  Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.1.2.  Authorization of Agreement; Binding Obligation . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.1.3.  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.1.4.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.1.5.  No Restrictions; Required Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 2.1.6.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 2.1.7.  Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 2.1.8.  Books; Records and Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 2.1.9.  Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 2.1.10.  Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.11.  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 2.1.12.  Software  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.1.13.  Condition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.14.  Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.15.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.16.  Conduct of the Business Since the Interim Balance Sheet Date  . . . . . . . . . . . . . . .  12
                 2.1.17.  Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.1.18.  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.1.19.  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 2.1.20.  Litigation; Decrees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 2.1.21.  Compliance With Law; Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 2.1.22.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 2.1.23.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 2.1.24.  Commissions or Finders Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 2.1.25.  Certain Business Practices and Regulations; Potential Conflicts of Interest . . . . . . . .  22
                 2.1.26.  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.2.  Representations of the Existing Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 2.2.1.  Ownership of CCI Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 2.2.2.  Authorization and Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 2.2.3.  No Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         2.3.  Representations and Warranties of Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 2.3.1.  Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 2.3.2.  Authorization and Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 2.3.3.  No Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 2.3.4.  Litigation; Decrees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 2.3.5.  Purchase of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 2.3.6.  Information Supplied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 2.3.7.  Commissions or Finders Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         2.4.  Representations and Warranties of Acquisition Company  . . . . . . . . . . . . . . . . . . . . . . . .  26
                 2.4.1.  Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 2.4.2.  Authorization and Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 2.4.3.  No Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 2.4.4.  Litigation; Decrees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE III.  PRE-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.1.  Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.2.  Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.3.  Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.4.  Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.5.  No Inconsistent Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.6.  Satisfaction of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.7.  Injunctions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.8.  Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.9.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.10.  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.11.  Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.12.  Covenant of Existing Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.13.  Efforts of the Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.14.  Covenant Relating to Target Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.15.  Merger of CCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.16.  Delivery of Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.17.  Contribution of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.18.  Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.19.  Authorization of CCI Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.20.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.21.  Efforts of the Acquisition Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.22.  Exercise of Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE IV.  CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.1.  Conditions Precedent to Obligations of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 4.1.1.  Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . .  36

                 4.1.2.  Consents or Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 4.1.3.  Tender Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 4.1.4.  HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 4.1.5.  No Adverse Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 4.1.6.  Mitchells Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 4.1.7.  Contribution of Acquisition Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.2.  Conditions Precedent to Obligations of CCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 4.2.1.  No Material Misrepresentation or Breach  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 4.2.2.  Consents or Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 4.2.3.  HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 4.2.4.  No Adverse Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 4.2.5.  Tender Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE V.  DOCUMENTS TO BE DELIVERED AT THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.1.  Documents to be Delivered by the Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 5.1.1.  Certified Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 5.1.2.  Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 5.1.3.  Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 5.1.4.  Good Standing Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 5.1.5.  Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.2.  Documents to be Delivered by Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 5.2.1.  Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 5.2.2.  Good Standing Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 5.2.3.  Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VI.  POST-CLOSING COVENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.1.  Distribution of Taxable Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VII.  SURVIVAL AND INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.1.  Survival of Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.2.  Limitations on Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.3.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.4.  Defense of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE VIII.  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.1.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE IX.  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.1.  Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.2.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.3.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

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
         9.4.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.5.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.6.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.7.  Amendments and Supplements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.8.  Rights of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.9.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.10.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.11.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.12.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.13.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.14.  Titles and Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.15.  Certain Interpretive Matters and Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.16.  No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.17.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.18.  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.19.  Recovery Under Target Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

Exhibits

Exhibit A     Form of Agreement and Plan of Merger
Exhibit B     Form of Stockholders Agreement
Exhibit C     Form of the Company's Counsel Opinion
Exhibit D     Form of Purchaser's Counsel Opinion


Schedules

Schedule 1.2.4          Discharge of Obligations
Schedule 2.2.1(a)       Articles of Incorporation and Bylaws
Schedule 2.1.1(b)       Foreign Qualifications
Schedule 2.1.3          Capitalization
Schedule 2.1.4          Subsidiaries
Schedule 2.1.5          Consents Required from Governmental Entities
Schedule 2.1.6          Financial Statements
Schedule 2.1.7          Absence of Undisclosed Liabilities
Schedule 2.1.9(a)       Contracts and Commitments
Schedule 2.1.9(b)       Third Party Consents
Schedule 2.1.10         Title to Assets
Schedule 2.1.11         Intellectual Property
Schedule 2.1.12         Pending Litigation
Schedule 2.1.13(a)      Conditions of Assets
Schedule 2.1.13(b)      Assets Held by Existing Stockholders
Schedule 2.1.13(c)      Assets of Third Parties
Schedule 2.1.14         Owned Real Property
Schedule 2.1.15         Insurance
Schedule 2.1.17         Customers and Suppliers
Schedule 2.1.18(a)      Labor Agreement
Schedule 2.1.18(d)      Personnel Matters
Schedule 2.1.19(a)      Employee Benefit Plans
Schedule 2.1.19(g)      Plan Claims
Schedule 2.1.19(h)      Retiree Medical
Schedule 2.1.19(i)      Employers Securities
Schedule 2.1.19(j)      Change of Control
Schedule 2.1.20(a)      Litigation
Schedule 2.1.20(b)      Products Claims
Schedule 2.1.21         Permits

Schedule 2.1.22         Environmental Matters
Schedule 2.1.23         Taxes
Schedule 2.2.1          Ownership of CCI Common Stock
Schedule 2.2.3          No Restrictions of Existing Stockholders
Schedule 2.3.3          No Restrictions of Purchaser
Schedule 3.2            Conduct of Business
Schedule 3.13           Acquisition Proposals
Schedule 4.1.13         Contribution of Assets

                                                                                                                  Section
                                                                                                                  -------
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
"Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Interim Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Interim Balance Sheet Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Permitted Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Environmental Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Environmental Costs and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Environmental Permit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Remedial Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Indemnity Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Indemnitee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Indemnifiable Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Third Party Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Direct Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                Defined Terms

                                                                                                                  Section
                                                                                                                  -------
Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 3.11
ADS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 9.15(a)
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Introduction
CAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
CCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
CCI Bridge Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
CCI Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
CCI Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 1.2.1

Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1.2.1
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.23(v)
Company or Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
Company Topping Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 9.17(a)
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.19(c)
Employee Arrangement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2.1.19(a)
Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.19(a)
Environmental Permit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.22(j)
Environmental Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.22(j)
Environmental Costs and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.22(j)
Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.22(j)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.18(d)
Existing Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.6
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section
Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.22(j)
Hicks Muse Topping Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 9.17(a)
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.5
Indemnifiable Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 7.2(a)
Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 7.2(a)
Indemnitee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 7.2(a)
Indemnity Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 7.2(a)
Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section
Interim Balance Sheet Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.6
Interim Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.6
Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.18(d)
liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.7(c)
Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.10
Target Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.1.14

Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section
Permitted Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.1.10
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 1.1
Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Introduction
Rejected Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 9.17(b)
Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.22(j)
Remedial Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.22(j)
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 2.3.5(b)
Subsidiary or Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 9.15(a)
Triad . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Target Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Target Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.23(v)
Tax or Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Section 2.1.23(v)
Tender Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Third Party Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Section 7.2(a)

                         SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 16th day of October, 1996, by and among Cooperative Computing, Inc., a Texas corporation ("CCI"), Applied Data Specialty, Inc., a Texas corporation ("ADS"), Canadian Aftermarket Network, Inc., a Texas corporation ("CAN" and together with CCI and ADS, the "Companies" and each a "Company"), CCI Acquisition Corp., a Delaware corporation (the "Acquisition Company"), Hicks, Muse, Tate & Furst Equity Fund III, L.P., a Delaware limited partnership (the "Purchaser"), and the stockholders of the Companies signatories hereto (the "Existing Stockholders").

                                   RECITALS:

         WHEREAS, CCI, the Acquisition Company and Triad Systems Corporation, a Delaware corporation ("Triad"), have entered into an agreement and plan of merger (the "Target Merger Agreement") pursuant to which CCI has agreed to cause the Acquisition Company to commence a cash tender offer (the "Tender Offer") for all the outstanding common stock, par value $.001 per share, of Triad (the "Target Common Stock") and to cause the Acquisition Company to be merged into Triad, subject to the satisfaction of certain conditions specified in the Target Merger Agreement;

         WHEREAS, in connection with the consummation of the acquisition contemplated by the Tender Offer (the "Target Acquisition"), it is contemplated that CAN and ADS will be merged (the "CCI Merger") with and into CCI with CCI surviving, all in accordance with the agreement and plan of merger attached hereto as Exhibit A (the "CCI Merger Agreement");

         WHEREAS, in connection with the consummation of the Triad Acquisition, it is contemplated that all the capital stock of the Acquisition Company will be contributed to CCI, and it shall become a wholly-owned subsidiary of CCI; and

         WHEREAS, to facilitate the financing of the Target Acquisition, CCI, desires to sell, and the Purchaser desires to buy, shares of the common stock, par value $1.00 per share, of CCI (the "CCI Common Stock"), upon the conditions and subject to the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                         ARTICLE I.  PURCHASE OF SHARES

         1.1. Commitments to Purchase and Sell. CCI agrees to sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Companies and the Existing Stockholders contained herein, the Purchaser agrees to purchase a number of shares of CCI Common Stock equal to the HM Percentage of the fully diluted CCI Common Stock (after giving effect to such purchase), where the "HM Percentage" is equal to the amount of the investment by Purchaser in the CCI Common Stock (the "Purchase Price") divided by the sum of the Purchase Price plus $80,000,000.

         1.2.    Closing.

                 1.2.1. The purchase and sale of the CCI Common Stock will take place, subject to the satisfaction or waiver of the conditions set forth in Article IV, at a closing (the "Closing") at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153, simultaneously with the closing of the Tender Offer or on such other date as is agreed to by CCI and the Purchaser. The date on which the Closing is effected is referred to in this Agreement as the "Closing Date."

                 1.2.2. At the Closing, CCI shall deliver to the Purchaser, against payment of the Purchase Price, certificates for the shares of CCI Common Stock. Each share of CCI Common Stock purchased shall be registered in the name of the Purchaser or such other Person or Persons (each as defined in Section 9.15) as the Purchaser may designate (provided each other Person shall have provided CCI with a certificate reasonably satisfactory to CCI containing the representations in Section 2.3.5 hereof). Each share of CCI Common Stock purchased by the Purchaser shall when issued and paid for in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and nonassessable and shall not be issued in violation of any preemptive right.

                 1.2.3. At the Closing, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to such bank account of CCI as it may designate in writing to the Purchaser not less than three days prior to Closing.

                 1.2.4. At the Closing, CCI shall pay $4,420,315.00 to Mr. Glenn E. Staats and $848,063.00 to Preston W. Staats, which payments the parties agree will be in discharge of all indebtedness of the Companies to the Existing Stockholders

                 1.2.5. Provided that all conditions to the purchase of the Target Common Stock have been met to the reasonable satisfaction of CCI, at the Closing, the Acquisition Company shall cause the shares of Target Common Stock tendered and accepted in the Tender Offer to be purchased in accordance with the terms of the Tender Offer.

                 1.2.6. At Closing, CCI and each Subsidiary thereof so requested by the Purchaser shall execute and deliver a Monitoring and Oversight Agreement and a Financial Advisory Agreement, each in a form mutually satisfactory to the parties hereto, and the Purchaser, CCI and the Existing Stockholders shall execute a Stockholders Agreement in substantially the form of Exhibit B hereto.

                 1.2.7. At the Closing, the parties shall also execute and deliver, as applicable, the documents referred to in Article V hereof.


                  ARTICLE II.  REPRESENTATIONS AND WARRANTIES

         2.1. Representations and Warranties of the Companies. Each of the Companies, jointly and severally, makes the following representations and warranties to the Purchaser, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date (except representations as to the Companies shall refer only to CCI on the Closing Date assuming the consummation of the CCI Merger) and shall be unaffected by any investigation heretofore or hereafter made by Purchaser.

                 2.1.1. Organization and Good Standing. Each of the Companies and the Subsidiaries (as defined in Section 9.15) thereof is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Companies and the Subsidiaries thereof has the requisite corporate power and authority to own, lease or otherwise hold the assets owned, leased or otherwise held by it and to carry on its business as presently conducted by it. Each of the Companies and the Subsidiaries thereof is in good standing and duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or conduct of its business makes such qualification necessary. Attached hereto as
Schedule 2.1.1(a) are true, complete and correct copies of each of the Companies' and each of their Subsidiaries' articles of incorporation and bylaws as currently in effect. Schedule 2.1.1(b) sets forth a list of all jurisdictions in which each of the Companies and each of their respective Subsidiaries is qualified or licensed to do business as a foreign corporation.

                 2.1.2. Authorization of Agreement; Binding Obligation. Each of the Companies has the requisite corporate power to execute and to deliver this Agreement and to perform the transactions contemplated hereby (including without limitation the Tender Offer, the Target Acquisition, the Target Merger and the CCI Merger) to be performed by it. The execution and delivery by each of the Companies of this Agreement and the performance by them of the transactions contemplated hereby (including without limitation the Tender Offer, the Target Acquisition, the Target Merger and the CCI Merger) to be performed by them have been duly authorized by all necessary corporate and shareholder action on the part of each of the Companies. This Agreement has been duly executed and delivered by duly authorized officers of each of the Companies and, assuming the due execution and delivery of this Agreement by Purchaser and the Existing Stockholders, constitutes the valid and binding obligation of each of the Companies enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 2.1.3. Capitalization. Schedule 2.1.3 sets forth a true, correct and complete list of all of the authorized, issued and outstanding shares of capital stock of each of the Companies. All of the outstanding shares of capital stock of each of the Companies have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights and are owned of record and beneficially by the Existing Stockholders, free and clear of any Liens (as defined in Section 2.1.10). There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any Company to issue any additional shares of capital stock or other securities convertible into shares of capital stock of any Company or any other securities convertible into, exchangeable or exercisable for or evidencing the right to subscribe for any shares of capital stock of any Company.

                 2.1.4.  Subsidiaries.

                          (a)     Schedule 2.1.4 sets forth (i) the name of
each Subsidiary of each of the Companies; and (ii) in the case of each such Subsidiary of (A) the jurisdiction of incorporation and (B) the capitalization thereof and the percentage of each class of voting stock owned by each of the Companies and the Subsidiaries thereof.

                          (b)     All of the outstanding shares of capital
stock of each direct or indirect Subsidiary of each Company have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights, and are owned of record and beneficially, directly or indirectly, by the Companies or their Subsidiaries, as the case may be, free and clear of any Liens.

                          (c)     There are no options, warrants, calls,
subscriptions, conversion or other rights, agreements or commitments obligating any Subsidiary of any Company or any Subsidiary thereof to issue any additional shares of capital stock of such Subsidiary or any other securities convertible into, exchangeable or exercisable for or evidencing the right to subscribe for any shares of such capital stock.

                          (d)     No Company or any Subsidiary of any Company
has any capital investment in or controls, directly or indirectly, any other corporation, partnership, joint venture, association or other entity or business concern other than the Subsidiaries and partnerships set forth in
Schedule 2.1.4.

                 2.1.5. No Restrictions; Required Consents. The execution and delivery of this Agreement by the Companies does not, and the performance by the Companies of the transactions contemplated hereby (including without limitation the Tender Offer, the Target Acquisition, the Target Merger and the CCI Merger) to be performed by them will not (a) conflict with their or their Subsidiaries' respective articles of incorporation or by-laws, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any debt or obligation or constitute a breach of, create a loss of a material benefit under, any contract, mortgage, indenture, lease, agreement or other instrument or any permit, order, judgment or decree to which any Company or any Subsidiary thereof is a party or by which any of their properties are bound, (c) constitute a violation of any law or regulation applicable to any Company or any Subsidiary thereof, or (d) result in the creation of any lien, charge or encumbrance upon any of their respective assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign court, government, governmental agency, authority, entity or instrumentality (a "Governmental Entity") is required to be obtained or made by or with respect to any Company or any Subsidiary thereof in connection with the execution and delivery of this Agreement by any Company or the performance by any Company of the transactions contemplated hereby to be performed by it, except for such of the foregoing as are listed or described on Schedule 2.1.5 and (i) any filings required with the Federal Trade Commission and Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in respect of the purchase of the CCI Common Stock by the Purchaser, if any, (ii) the filing of a certificate of merger with Secretary of State of Texas for the CCI Merger, and (iii) any filings specified in Section 4.1(c)(A)-(H) of the Target Merger Agreement.

                 2.1.6. Financial Statements. The Companies have previously delivered to Purchaser true, correct and complete copies of the unaudited balance sheets of the Companies and their Subsidiaries (on a combined basis) dated as of November 30, 1992, 1993, 1994 and 1995 and August 31, 1996 and the related unaudited statement of income and statement of cash flow for the respective twelve-month periods (or, in the case of the August 31, 1996 balance sheet, the nine-month period) then ended (the "Financial Statements"), all of which have been prepared in accordance with generally accepted accounting principles consistently applied with prior periods ("GAAP"). Such balance sheets fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Companies and their consolidated Subsidiaries at the dates indicated and such statements of income and statement of cash flow fairly present the results of operations and cash flows of the Companies and their consolidated Subsidiaries for the periods indicated. References in this Agreement to the "Interim Balance Sheet" shall mean the balance sheet of the Companies as of August 31, 1996 referred to above; and references in this Agreement to the "Interim Balance Sheet Date" shall be deemed to refer to August 31, 1996.

                 2.1.7. Absence of Undisclosed Liabilities. None of the Companies nor any of their Subsidiaries has any material liabilities of the nature required to be reflected on the Interim Balance in accordance with GAAP, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except (a) those liabilities set forth on the Interim Balance Sheet and not heretofore paid or discharged or (b) those liabilities or obligations incurred, consistent with past business practice, in or as a result of the normal and ordinary course of business since the Interim Balance Sheet Date and
(c) those set forth in Schedule 2.1.7 hereto.

                 For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense or obligation, whether fixed or contingent, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

                 2.1.8. Books; Records and Accounts. The financial books, records and accounts of each of the Companies and the Subsidiaries thereof accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of each such Company and Subsidiary. No Company has engaged in any transaction, maintained any bank account or used any of its funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business. The minute books and other similar records of each of the Companies and the Subsidiaries thereof contain a true and complete record, in all material respects, of all actions taken since December 1, 1991 at all meetings and by all written consents in lieu of meetings of each of the Company's and their Subsidiaries' stockholders, boards of directors, and committees thereof. Such books and records have been maintained, in all material respects, in accordance with good business and bookkeeping practices.

                 2.1.9. Contracts and Commitments. (a) The Companies have previously furnished a true, correct and complete list of each of the agreements, contracts, commitments or instruments described below and, to the extent indicated on such list, true, correct and complete copies of the indicated agreements, contracts, commitments or instruments (or, in the case of an oral agreement, contract or commitment, a written description thereof) described below to which any Company or any Subsidiary thereof is a party:

                             (i)  agreement, contract, commitment or instrument
which is material to its operations, business or financial condition or which by the terms of such agreement, contract, commitment or instrument can reasonably be expected to require future payment or receipt (other than those described in Section 2.1.9(iii)) by any Company or Subsidiary thereof, or of any of them collectively, of $100,000 or more;

                            (ii)  agreement, contract or commitment with any
distributor, dealer, manufacturer's representative, sales representative, service or warranty representative and other person, firm or corporation engaged in the sale, distribution, service or repair of its products;

                           (iii)  agreement, contract or commitment to sell or
supply products or to perform services involving receipt of payments of $100,000 in any one year other than those agreements, contracts or commitments to which any Company or any Subsidiary of any Company is a party which are on one of the Companies standard form contracts without any material alteration or deviation to such form and in which event a copy of the particular standard form contract has been provided to Purchaser;

                            (iv)  lease under which any Company or any
Subsidiary thereof is either lessor or lessee;

                             (v)  note, debenture, bond, equipment trust
agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

                            (vi)  agreement, contract or commitment for any
charitable or political contribution;

                           (vii)  commitment or agreement for any capital
expenditure or leasehold improvement in excess of $150,000;

                          (viii)  agreement, contract or commitment limiting or
restraining it, or any successor thereto from engaging or competing in any manner or in any business, nor, to its knowledge, is any employee of it subject to any such agreement, contract or commitment;

                            (ix)  license, franchise, distributorship or other
agreement which relates in whole or in part to any Intellectual Property (as defined in Section 2.1.11) of or used by any Company or any Subsidiary thereof which are or could reasonably be considered material to the business of any Company or any Subsidiary thereof;

                             (x)  joint venture, partnership or similar
agreement to which it is a party in any way providing for the manufacture, marketing or sale of any products of any Company or any Subsidiary thereof;

                            (xi)  agreement, contract or commitment granting
registration rights to any person with regard to any capital stock or any option, warrant or other similar right or any other security; and

                           (xii)  material agreement, contract or commitment
not made in the ordinary course of business.

                 (b) Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings (the "Contracts") listed or required to be listed on Schedule 2.1.9(a) or not required to be listed therein because of the amount thereof is valid and enforceable in accordance with its terms; each Company and Subsidiary thereof is, and to the Companies' knowledge all other parties thereto are, in compliance with the provisions thereof; no Company or Subsidiary thereof is, and to the Companies' knowledge no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein except where such defaults (individually or in the aggregate) do not have and could not reasonably be expected to have a material adverse effect on the Company or Subsidiary involved; and no event has occurred which with or without the giving of notice or lapse of time, or both, would be reasonably likely to constitute a default thereunder. Furthermore, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of the Companies, contains any contractual requirement with which there is a reasonable likelihood that the Companies or any other party thereto will be unable to comply except where such failures (individually or in the aggregate) to be in compliance could not reasonably be expected to have a material adverse effect on the Company or Subsidiary involved. Except as listed on Schedule 2.1.9(b), no written or oral Contract described or required to be described on Schedule 2.1.9(a) requires the consent of any party in connection with the transactions contemplated hereby.

                 2.1.10.  Title to Assets.  Except as listed or described on
Schedule 2.1.10, each of the Companies and the Subsidiaries thereof has good, valid and marketable title to its assets free and clear of all title defects or objections, mortgages, liens, claims, charges, pledges, or other encumbrances of any nature whatsoever, including without limitation licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, charges, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature (collectively, "Liens"), other than
(a) those reflected or reserved against in the Interim Balance Sheet and

(b) Liens for Taxes (as defined in Section 2.1.22), assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty. (The items referred to in the exception to the immediately preceding sentence are hereinafter referred to as "Permitted Liens".)

                 2.1.11. Intellectual Property. (a) Schedule 2.1.11 contains a true and complete list of all Intellectual Property (as hereinafter defined) owned by any Company or any Subsidiary thereof which is used in the operation of its business (the "Owned Intellectual Property"). Except as set forth on
Schedule 2.1.11, the Companies and their Subsidiaries own the entire right, title and interest in and to the Intellectual Property (including, without limitation, the right to use and license the same) free and clear of any and all liens, claims, charges and encumbrances. No party other than the Companies and their Subsidiaries has any interest in the Owned Intellectual Property, including, without limitation, any security interest, contingent interest or otherwise. No Company or any Subsidiary thereof has failed to enforce its rights in any Owned Intellectual Property or otherwise taken, or omitted to take, any actions that would result in the abandonment, relinquishment, cancellation or unenforceability of any of the Company Intellectual Property.

         (b) Schedule 2.1.11 also lists all pending and, to the knowledge of the Companies, threatened actions of any nature affecting the Owned Intellectual Property owned or used by the Company. Except as set forth on
Schedule 2.1.11, to the knowledge of the Companies, no Person is infringing or misappropriating any Owned Intellectual Property.

         (c) Schedule 2.1.11 also lists all notices or claims currently pending or received by any Companies or any Subsidiary of any Company that claim infringement of any third party rights by the development, use, sale or exploitation of the Owned Intellectual Property owned or used by the Company. Except as set forth on Schedule 2.1.11, there is, to the knowledge of the Companies, no reasonable basis upon which any such claim may be asserted against them or their Subsidiaries.

         (d) To the Companies' knowledge, all letters patent, registrations and certificates issued by any Governmental Entity relating to any of the Company Intellectual Property, and all licenses and other agreements pursuant to which the Companies or their Subsidiaries use or license others to use any Owned Intellectual Property (including, without limitation, patent licenses, software licenses and know-how licenses) are valid, subsisting and enforceable according to their terms, have been properly maintained, and no Company, any Subsidiary thereof, or, to the best knowledge of the Companies, any other Person, is in default or violation thereunder, except as described on Schedule 2.1.11.

         (e) "Intellectual Property," as used herein, shall mean any domestic and foreign letters patent, patents, trade names, trademarks and the goodwill associated therewith, service marks, copyrights, registrations and applications for any of the foregoing, Software (as defined below), databases, and trade secrets, all similar intellectual property, and all rights associated with any of the foregoing.

                 2.1.12.  Software. (a)    Performance.  The computer software
programs included in the Owned Intellectual Property (the "Software") essentially perform in accordance with the specifications, documentation and other written materials used in connection with the Software and are operational in the business environment, are in machine readable form, contain all current revisions of such Software, and include all computer software programs, tapes, object and source codes.

                 (b) Enhancements; New Products. Neither the Companies, their Subsidiaries nor, to the Companies' knowledge, any employee or agent of any Company or any Subsidiary of any Company has developed or assisted in the enhancement of the Software except for enhancements which are owned or licensed by the Companies and their Subsidiaries.

                 (c) Development. No employee of any Company or Subsidiary thereof is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Software or any noncompetition arrangement, or any other Contract or any restrictive covenant relating to the Software or its development or exploitation. The Software was developed entirely by the employees of the Companies during the time they were employees only of the Companies or their Subsidiaries and such Software does not include any inventions of the employees made prior to the time such employees became employees of the Companies nor any Intellectual Property of any previous employer of such employee.

                 (d) Royalties. The Companies do not have any obligation to compensate any Person for the development, use, sale or exploitation of the Software nor have the Companies granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software whether requiring the payment of royalties or not.

                 (e) Protection of Proprietary Nature of Software. The Companies have taken appropriate measures to protect the confidential and proprietary nature of the Software. Except as disclosed on Schedule 2.1.11, there have been no patents applied for and no copyrights registered for any part of the Software. There are no trademark rights of any person or entity (other than the Companies) with respect to any of the Software owned by the Companies.

                 2.1.13. Condition of Assets. All the assets of each of the Companies and the Subsidiaries thereof are in good operating condition and repair in all material respects, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable domestic or foreign statutes, laws, ordinances, rules or regulations ("Laws") and all licenses, permits, authorizations and approvals (collectively, "Permits") relating to their construction, use and operation. Each of the Companies and the Subsidiaries thereof owns, leases, or otherwise lawfully holds all the assets and rights necessary to operate its business, except as set forth on 2.1.13(a). Schedule 2.1.13(b) sets forth a true and complete list of all the property and assets owned by the Existing Stockholders necessary to the operation of the business of the Companies and the Subsidiaries as currently conducted and as currently contemplated to be conducted.

                 2.1.14. Real Property. Except as set forth in Schedule 2.1.14, the title of each of the Companies and the Subsidiaries thereof in its Owned Real Property is good and marketable, fee simple absolute, free clear of all Liens, excepting only the Permitted Liens and such easements, restrictions and covenants presently of record which will not, in Purchaser's sole judgment,
(i) interfere with or impair the Companies' or their Subsidiaries' intended use of the Owned Real Property, (ii) reduce the value of any of the Owned Real Property, or (iii) prevent the Companies from obtaining financing of the Target Acquisition. At Closing, title to the Owned Real Property shall be insurable by any title insurance company selected by Purchaser, at such company's regular rates pursuant to an ALTA 1987 owner's form of policy, free of all exceptions except the aforesaid easements, restrictions and covenants which are not objectionable to Purchaser. "Owned Real Property" means the real property owned by any Company or any Subsidiary of any Company in fee, together with all appurtenant easements thereto and all structures, fixtures and improvements located thereon.

                 2.1.15. Insurance. Each of the Companies and the Subsidiaries thereof has insurance policies in full force and effect for such amounts as are sufficient for material compliance with all requirements of law and of all agreements that specify the necessity of insurance to which it is a party or by which it is bound. Set forth in Schedule 2.1.15 is a list of all fire, liability and other forms of insurance and all fidelity bonds held by or applicable to the Companies or their businesses or assets, setting forth, in respect of each such policy, the policy name, policy number, carrier, term, deductible, co-payments, type of coverage and annual premium. Except as set forth in Schedule 2.1.15, no event relating to the Companies or their businesses or assets has occurred which can reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which is likely to result in a prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been cancelled within the last two years and, to the Companies' knowledge, no threat has been made to cancel any insurance policy of any Company during such period. Except as noted on Schedule 2.1.15, all such insurance will remain in full force and effect with respect to periods before the Closing. No event has occurred, including, without limitation, the failure by any Company to give any notice or information or any Company giving any inaccurate or erroneous notice or information, which limits or impairs the rights of such Company under any such insurance policies.

                 2.1.16. Conduct of the Business Since the Interim Balance Sheet Date. Except as disclosed in Schedule 2.1.16 or contemplated hereby, since the Interim Balance Sheet Date, each Company and each Subsidiary thereof has conducted its business in the ordinary course and has not:

                 (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

                 (b) sold, encumbered, assigned or transferred any of their assets or properties, except for the sale of inventory in the ordinary course of business consistent with past practice;

                 (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for Permitted Liens;

                 (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

                 (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

                 (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $50,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

                 (g) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

                 (h) made commitments or agreement for capital expenditures or capital additions or betterments exceeding in the aggregate $150,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets;

                 (i) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled, except salary increases in the ordinary course consistent with past practices to their existing employees in an aggregate amount of up to six percent (6%) of such employees aggregate current salaries;

                 (j) changed any of the accounting, tax or financial reporting principles or practices followed by it or the methods of applying such principles;

                 (k) suffered or experienced any related or unrelated events which individually or in the aggregate have had or could reasonably be expected to have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise);

                 (l) disposed of or permitted to lapse any rights to use any of its Intellectual Property or disclosed any proprietary information not theretofore a matter of public knowledge;

                 (m)      amended any Employee Plan (as defined in Section
2.1.19); or

                 (n)      agreed to do any of the foregoing.

                 2.1.17. Customers and Suppliers. The Companies have delivered true, complete and correct copies of (a) a list of (i) the ten largest customers of the Companies based on sales during the fiscal year ended November 30, 1995 and (ii) the ten largest customers of the Companies during the nine months ended August 31, 1996, showing the approximate total sales by the Companies to each such customer during the fiscal year ended November 30, 1995 and the nine months ended August 31, 1996, respectively, (b) a list of (i) the ten largest suppliers of the Companies based on purchases during the fiscal year ended November 30, 1995, and (ii) the ten largest suppliers of the Companies based on purchases during the nine months ended August 31, 1996, showing the approximate total purchases by the Companies from each such supplier during the fiscal year ended November 30, 1995, and the nine months ended August 31, 1996, respectively. Except as described on
Schedule 2.1.17, there has not been any adverse change in the business relationship of any Company with any customer or supplier named in Schedule 2.1.17, and the Companies have no reason to believe that there will be any such adverse change in the future either as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

                 2.1.18.  Labor Matters.

                 (a) The Companies have no reason to believe that any employee material to the Companies' business will terminate his or her employment as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

                 (b) No Company nor any Subsidiary of any Company is a party to any labor or collective bargaining agreement, and no employees of any Company or any Subsidiary of any Company are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of any Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Except as set forth in Schedule 2.1.18(b), within the preceding three years, to the knowledge of any Company, there have been no organizing activities involving any Company or any Subsidiary of any Company with respect to any group of employees of any Company or any Subsidiary of any Company.

                 (c) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving any Company or any Subsidiary of any Company. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of any Company, threatened in writing by or on behalf of any employee or group of employees of any Company or any Subsidiary of any Company.

                 (d) Except as set forth in Schedule 2.1.18(d), there are no complaints, charges or claims against any Company or any Subsidiary of any Company pending or, to the knowledge of any Company, threatened to be brought or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by any Company or any Subsidiary of any Company that are or would reasonably be expected to be material to such Company or Subsidiary.

                 (e) Each Company and each Subsidiary thereof is in material compliance with the Workers Adjustment and Retraining Notification Act and all other Laws relating to the employment of labor, including all such Laws relating to wagers, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance.

                 (f) There has been no "mass layoff" or "plant closing" as defined by WARN with respect to any Company or any Subsidiary of any Company within six (6) months prior to Closing.

                 2.1.19. Employee Benefit Plans. (a) Schedule 2.1.19 sets forth a complete and correct list of (i) all "employee benefit plans" as defined in Section 3(3) of ERISA, for which any Company or any Subsidiary has any obligation or liability, contingent or otherwise ("Employee Plans") and
(ii) all employment or consulting agreements, bonus or other incentive compensation, deferred compensation, salary continuation during any absence from active employment for disability or other reasons, severance, sick days, stock award, stock option, stock purchase, tuition assistance, club membership, employee discount, employee loan, or vacation pay agreements, policies or arrangements which any Company or any Subsidiary maintains or has any obligation or liability (contingent or otherwise) with respect to any current or former officer, director or employee of any Company or any Subsidiary (the "Employee Arrangements").

                 (b) With respect to each Employee Plan and Employee Arrangement, a complete and correct copy of each of the following documents (if applicable) has been provided to Purchaser: (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recent Form 5500 (including schedules and attachments);
(iv) the most recent Internal Revenue Service determination letter; (v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112) and (vi) each written employment, consulting or individual severance or other compensation agreement, and all amendments thereto.

                 (c) No Company nor Subsidiary of any Company has during the preceding six years had any obligation or liability (contingent or otherwise) with respect to an Employee Plan which is described in Section 3(37), 4(b)(4), 4063 or 4064 of ERISA.

                 (d) The Employee Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, so qualify. Any voluntary employee benefit association which provides benefits to current or former employees of any Company and any Subsidiary of any Company, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

                 (e) All contributions or other payments required to have been made by any Company or any Subsidiary of any Company to or under any Employee Plan or Employee Arrangement by applicable law or the terms of such Employee Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

                 (f) The Employee Plans and Employee Arrangements have been maintained and administered in all material respects in accordance with their terms and applicable laws.

                 (g) Except as disclosed in Schedule 2.1.19(g) there are no pending or, to the knowledge of any Company, threatened actions, claims or proceedings against or relating to any Employee Plan or Employee Arrangement other than routine benefit claims by persons entitled to benefits thereunder.

                 (h) Except as disclosed in Schedule 2.1.19(h) no Company nor any Subsidiary of any Company maintains or has an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors or employees of any Company or any Subsidiary of any Company except (i) as may be required under
Part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary or (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code.

                 (i) Except as disclosed in Schedule 2.1.19(i), none of the assets of any Employee Plan is stock of any Company or any of its Affiliates, or property leased to or jointly owned by any Company or any of its Affiliates.

                 (j) Except as disclosed in Schedule 2.1.19(j) or in connection with equity compensation, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of any Company or any Subsidiary of any Company, (ii) increase any benefits under any Employee Plan or Employee Arrangement or (iii) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

                 (k) No Company nor any Subsidiary of any Company has any liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of an underfunded pension plan.

                 2.1.20. Litigation; Decrees. There are no judicial or administrative actions, proceedings or investigations pending or, to the Companies' knowledge, threatened that question the validity or enforceability of this Agreement or any action taken or to be taken by the Companies in connection with this Agreement. Except as listed or described on Schedules 2.1.19(b) or 2.1.20, there are no (i) lawsuits, claims, administrative or other proceedings or investigations pending or, to the Companies' knowledge, threatened by, against or affecting any Company or any Affiliate thereof or (ii) judgments, orders or decrees of any Governmental Entity binding on any of the Companies or any of their respective properties and assets.

                 2.1.21. Compliance With Law; Permits. Each of the Companies has complied with each Law, judgment, order and decree of any Governmental Entity to which it or its business, operations, assets or properties is subject and is not currently in violation of any of the foregoing. Each of the Companies owns, holds, possesses or lawfully uses in the operation of its business all Permits which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of its assets, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Laws. All such Permits are listed and described on
Schedule 2.1.21. No Company is in default, nor has it received any notice of any claim of default, with respect to any such Permits. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Permits will be adversely affected by consummation of the transactions contemplated hereby. No shareholder, director, officer, employee or former employee of any Company or any Affiliates of any Company, or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any Permits which any Company owns, possesses or uses in the operation of its business as now or previously conducted.

                 2.1.22.  Environmental Matters.  Except as set forth in
Schedule 2.1.22:

                 (a) the operation of the business of each of the Companies and its Subsidiaries is in compliance with all applicable Environmental Laws;

                 (b) (i) Each of the Companies and the Subsidiaries thereof has obtained and currently maintains all Environmental Permits necessary for its operations and is in compliance with such Environmental Permits, (ii) there are no judicial or administrative actions, proceedings or investigations pending or, to the Companies' knowledge, threatened to revoke such Environmental Permits, and (iii) no Company or any Subsidiary of any Company has received any notice from any Governmental Entity or written notice from any person to the effect that there is lacking any Environmental Permit required for the current use or operation of any property owned, operated or leased by such Company or Subsidiary;

                 (c) there are no judicial or administrative actions, proceedings or investigations pending or, to the Companies' knowledge, threatened against any Company or any Subsidiary of any Company alleging the violation of any Environmental Law or Environmental Permit;

                 (d) none of the Companies or the Subsidiaries of the Companies, any predecessor of any of them, or any current or former owner or operator of premises currently leased or operated by any of them has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of or reporting a Release or threatened Release of Hazardous Material into the environment;

                 (e) no Company or any Subsidiary of any Company or any of their past or current facilities and operations, or any predecessor of any of them, is subject to any outstanding written order, injunction, judgment, decree, ruling, assessment or arbitration award or any agreement with any Governmental Entity or other person, or to any federal, state, local or foreign investigation respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any Environmental Claim or (iv) the Release or threatened Release of any Hazardous Material;

                 (f) all the Owned Real Property and all real property formerly owned, operated or leased by any Company or any Subsidiary of any Company or any predecessor of any of them and, to the Companies' knowledge, all property adjacent to the Owned Real Property, is free of contamination by or from any Hazardous Materials;

                 (g) none of the operations of any Company or any Subsidiary of any Company or any predecessor of any of them or of any owner or operator of premises currently leased or operated by any of them involves or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent;

                 (h) there is not now, nor (to the Companies' knowledge for all periods prior to their ownership, lease or operation of such real property) has there been in the past, on, in or under the Owned Real Property or any other real property currently or formerly owned, leased or operated by any Company or any Subsidiary of any Company or any predecessor of any of them
(i) any underground storage tanks, above-ground storage tanks, dikes or impoundments, (ii) any asbestos-containing materials, (iii) any polychlorinated biphenyls or (iv) any radioactive substances; and

                 (i) No Company or any Subsidiary of any Company is subject to Environmental Costs and Liabilities with respect to Hazardous Materials, and no facts or circumstances exist which could give rise to Environmental Costs and Liabilities with respect to compliance with Environmental Laws applicable to Hazardous Materials.

                 (j) The Companies have provided Purchaser with copies of all environmentally related audits, assessments, studies, reports, analyses, and results of investigations of the Owned Real Property that are in the possession, custody or control of the Companies and their Subsidiaries.

                 (k)      For purposes of the foregoing Section 2.1.22:

                 "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, lien, demand, abatement or other order or directive (conditional or otherwise) by any Governmental Entity or any other person (including any employee or former employee of any contractor or subcontractor of any Company or any Subsidiary of any Company) for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environmental (including natural resources), nuisance, pollution, contamination, trespass or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or ground water) at, in, by, from or related to the Owned Real Property or any other property currently or formerly owned, operated or leased by any Company or any Subsidiary of any Company or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with the Owned Real Property or any other property currently or formerly owned, operated or leased by any Company or any Subsidiary of any Company; or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits relating to environmental matters connected with the Owned Real Property or any other property currently or formerly owned, operated or leased by any Company or any Subsidiary of any Company.

                 "Environmental Costs and Liabilities" shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under any Environmental Law or Environmental Claim or any order or agreement now in effect with any Governmental Entity or other person.

                 "Environmental Law" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public and employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136, et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701, et seq., the Federal Safe Drinking Water Act, 42 U.S.C. Section 300F, et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651, et, seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

                 "Environmental Permit" means any permit, approval, authorization, license, variance, registration, or permission required under any applicable Environmental Law.

                 "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Entity, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde and polychlorinated biphenyls.

                 "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property.

                 "Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily taken to
         (i) clean up remove, treat, or in any other way address any Hazardous Material or other substance; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environmental; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned, operated or leased by any Company or any Subsidiary thereof and the facilities located and operations conducted thereon into compliance with all Environmental Laws and Environmental Permits.

                 2.1.23. Taxes. Except as set forth on Schedule 2.1.23 of the hereto:

                    (i) All Tax Returns required to be filed by or with respect to each of the Companies have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects. Each of the Companies has duly and timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it. With respect to any period for which Taxes are not yet due with respect to any Company, each of the respective Companies has made due and sufficient current accruals for such Taxes in its Financial Statements. Each of the Companies has made all required estimated Tax payments sufficient to avoid any underpayment penalties. Each of the Companies has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

                    (ii) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to any Company for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending or threatened in regard to any Taxes due from or with respect to any Company or any Tax Return filed by or with respect to any Company. No assessment of Taxes is proposed against any Company or any of their assets.

                   (iii) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to any Company or any of its assets. No Company has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of any Company. None of the assets of any Company is or will be required to be treated as being owned by any Person (other than any Company) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

                    (iv) At all times since 1990 and through the Closing Date, each of the Companies has qualified as an S corporation within the meaning of
Section 1361(a)(1) of the Code (and any predecessor provision).

                    (v) "Code" shall mean the Internal Revenue Code of 1986, as amended. "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including without limitation (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes imposed by the United States of America, or by any state, local, or foreign government, or any subdivision, agency, or other similar person of the United States or any such government; and (b) any interest, fines, penalties, assessments, or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof. "Tax Returns" shall mean any report, return, or statement required to be supplied to a taxing authority in connection with Taxes.

                 2.1.24. Commissions or Finders Fees. Except as expressly contemplated in this Agreement, no Company nor any Subsidiary of any Company nor any person or entity acting on the behalf of any Company or any Subsidiary thereof has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

                 2.1.25. Certain Business Practices and Regulations; Potential Conflicts of Interest. (a) No Company nor any Subsidiary of any Company nor any directors, officers, agents or employees of any Company or any Subsidiary thereof has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) to their knowledge made any other unlawful payment.

                 (b) Except as set forth on Schedule 2.1.25(b), none of the stockholders, officers or directors of any Company or any Subsidiary thereof or any entity controlled by any of the foregoing (i) owns, directly or indirectly, any significant interest in, or is a director, officer, employee, consultant or agent of, any Person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Company, (ii) owns, directly or indirectly, in whole or in part, any real property, leasehold interests or other property with a fair market value of at least $25,000 in the aggregate the use of which is necessary to any Company, (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to any Company or any Subsidiary thereof other than claims in the ordinary course of business, (iv) has sold to, or purchased from, any Company or any Subsidiary thereof any assets or property for aggregate consideration in excess of $25,000 since January 1, 1992, or (v) is a party to any contract or participates in any arrangement, written or oral, pursuant to which any Company or any Subsidiary thereof provides services of any nature to any such individual or entity, except to such individual in his capacity as an employee of the Companies.

                 2.1.26. Disclosure. No representation or warranty by the Companies or the Existing Stockholders contained in this Agreement, and no statement contained in any document (including without limitation the financial statements referenced in Section 2.1.6., the closing documents delivered pursuant to Article V and the Schedules hereto), list, certificate or other instrument furnished or to be furnished by or on behalf of the Companies or any Affiliate thereof to Purchaser or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document, list, certificate or other instrument. The Companies and Existing Stockholders have not failed to disclose to Purchaser any fact which would reasonably be determined to have a material adverse effect on the business, financial condition, results of operations or prospects of any Company, or which is otherwise material to any Company. Each schedule, report, and statement filed by any Company or any Subsidiary thereof (the "Company SEC Documents") with the Securities Exchange Commission (the "SEC") in connection with the Tender Offer (including the
Schedule 14D-1 (the "Schedule 14D") contemplated by the Merger Agreement) or otherwise used in the Tender Offer shall comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.2. Representations of the Existing Stockholders. Each of the Existing Stockholders makes the following representations and warranties to the Purchaser, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Purchaser.

                 2.2.1. Ownership of CCI Common Stock. Each Existing Stockholder is the holder of record and owns beneficially that number of shares of CCI Common Stock set forth opposite his, her or its name on Schedule 2.2.1; provided, prior to Closing the Existing Stockholders may transfer up to 22% of such Existing Stockholders' share of the CCI Common Stock on a fully diluted basis, to certain members of CCI's management and certain customers of the Companies who agree to be bound by the terms of this Agreement as Existing Stockholders and execute a signature page hereto. None of the Existing Stockholders is a party to any voting trust, proxy or other agreement with respect to the voting of any of such shares which will remain in force or effect after the Closing.

                 2.2.2. Authorization and Effect of Agreement. This Agreement has been and the Stockholders Agreement will be duly executed and delivered by each Existing Stockholder and, assuming the due execution and delivery of this Agreement and the Stockholders Agreement by the other parties hereto and thereto, this Agreement constitutes and the Stockholders Agreement will constitute the valid and binding obligations of each

Existing Stockholder enforceable against such stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 2.2.3. No Restrictions. The execution and delivery of this Agreement does not and the Stockholder Agreement by the Existing Stockholders will not, and the performance by each of the Existing Stockholders of the transactions contemplated hereby and thereby to be performed by it will not (a) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any debt or obligation or constitute a breach of, create a loss of a material benefit under, any contract, mortgage, indenture, lease, agreement or other instrument or any permit, order, judgment or decree to which any Existing Stockholder is a party or by which any is bound, or (b) constitute a violation of any law or regulation applicable to any Existing Stockholder. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to any Existing Stockholder in connection with its execution and delivery of this Agreement or the Stockholders Agreement or the consummation by it of the transactions contemplated hereby and thereby to be consummated by it, except as listed or described on Schedule 2.2.3.

         2.3. Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties to the Existing Stockholders, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Existing Stockholders.

                 2.3.1. Corporate Organization. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. Purchaser is in good standing and duly qualified as a foreign limited partnership in the State of Texas.

                 2.3.2. Authorization and Effect of Agreement. Purchaser has the requisite power to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery by Purchaser of this Agreement and the Stockholders Agreement and the consummation by it of the transactions contemplated hereby and thereby to be consummated by it have been duly authorized by all necessary corporate action on the part of the ultimate general partner of the Purchaser. This Agreement has been and the Stockholders Agreement will be duly executed and delivered by Purchaser and, assuming the due execution and delivery of this Agreement and the Stockholders Agreement by the other parties hereto and thereto, this Agreement constitutes and the Stockholders Agreement will constitute the valid and binding obligations of Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 2.3.3. No Restrictions. The execution and delivery of this Agreement by Purchaser does not, and the Stockholders will not, and the performance by Purchaser of the transactions contemplated hereby and thereby to be performed by it will not (a) conflict with the organizational documents of Purchaser, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any debt or obligation or constitute a breach of, create a loss of a material benefit under, any contract, mortgage, indenture, lease, agreement or other instrument or any permit, order, judgment or decree to which Purchaser is a party or by which it is bound, or (c) constitute a violation of any law or regulation applicable to Purchaser. Except for any applicable requirements of the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the Stockholders Agreement by Purchaser or the consummation by it of the transactions contemplated hereby and thereby to be consummated by it, except as listed or described on Schedule 2.3.3.

                 2.3.4. Litigation; Decrees. There are no judicial or administrative actions, proceedings or investigations pending or, to Purchaser's knowledge, threatened that question the validity or enforceability of this Agreement or any action taken or to be taken by Purchaser in connection with this Agreement. There are no lawsuits, claims, administrative or other proceedings or investigations pending or, to the Purchaser's knowledge, threatened by, against or affecting the Purchaser in connection with this Agreement.

                 2.3.5. Purchase of Shares. The Purchaser represents and warrants to CCI that:

                          (a) the CCI Common Stock to be acquired by it pursuant to this Agreement is being acquired for its own account, not as a nominee or agent for any other Person and without a view to the distribution of such securities or any interest therein in violation of the Securities Act;

                          (b) Purchaser is an "accredited investor" within the meaning of Rule 501(a) under Regulation D promulgated under the Securities Act of 1933, as amended

         (the "Securities Act"), and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the CCI Common Stock, and Purchaser is capable of bearing the economic risks of such investment and is able to bear the complete loss of its investment in the CCI Common Stock; and

                          (c) Purchaser acknowledges that the CCI Common Stock has not been registered under the Securities Act and understands that the CCI Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

                 2.3.6. Information Supplied. None of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference in (i) the Schedule 14D will, at the time the Schedule 14D is filed with the Securities Exchange Commission, and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement (as defined in the Target Merger Agreement) will, at the date it is first mailed to Triad's stockholders or at the time of the Company Stockholders Meeting (as defined in the Target Merger Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time (as defined in the Target Merger Agreement) any event with respect to Purchaser, or with respect to information supplied by Purchaser for inclusion in the Schedule 14D or the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, such documents, such event shall be so described to CCI.

                 2.3.7. Commissions or Finders Fees. Neither Purchaser nor any person or entity acting on the behalf of Purchaser has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

         2.4. Representations and Warranties of Acquisition Company. Acquisition Company makes the following representations and warranties to Purchaser, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Existing Stockholders.

                 2.4.1. Corporate Organization. Acquisition Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

                 2.4.2. Authorization and Effect of Agreement. Acquisition Company has the requisite power to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery by Acquisition Company of this Agreement and the consummation by it of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary corporate action of the Acquisition Company. This Agreement has been duly executed and delivered by the Acquisition Company and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligations of Acquisition Company enforceable against the Acquisition Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 2.4.3. No Restrictions. The execution and delivery of this Agreement by Acquisition Company does not, and the performance by Purchaser of the transactions contemplated hereby to be performed by it will not (a) conflict with the organizational documents of Acquisition Company, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any debt or obligation or constitute a breach of, create a loss of a material benefit under, any contract, mortgage, indenture, lease, agreement or other instrument or any permit, order, judgment or decree to which Acquisition Company is a party or by which it is bound, or (c) constitute a violation of any law or regulation applicable to Acquisition Company. Except for any applicable requirements of the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Acquisition Company in connection with the execution and delivery of this Agreement by Acquisition Company or the consummation by it of the transactions contemplated hereby to be consummated by it, except as listed or described on Schedule 2.4.3.

                 2.4.4. Litigation; Decrees. There are no judicial or administrative actions, proceedings or investigations pending or, to Acquisition Company's knowledge, threatened that question the validity or enforceability of this Agreement or any action taken or to be taken by Acquisition Company in connection with this Agreement. There are no lawsuits, claims, administrative or other proceedings or investigations pending or, to the Acquisition Company's knowledge, threatened by, against or affecting the Acquisition Company in connection with this Agreement.

                      ARTICLE III.  PRE-CLOSING COVENANTS

         3.1. Access to Information. Prior to the Closing, upon reasonable notice, the Companies and the Acquisition Company will afford to the officers, attorneys, employees, directors, accountants, financing sources or other authorized representatives of Purchaser reasonable access during normal business hours to their respective employees, assets, facilities and books and records so as to afford Purchaser full opportunity to make such review, examination and investigation of their respective businesses as Purchaser may desire to make, including without limitation an environmental evaluation of such companies. Purchaser will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary in connection therewith. Prior to the Closing, the Acquisition Company and each Company will promptly furnish or cause to be furnished to Purchaser such financial and operating data and other information as Purchaser may reasonably request.

         3.2. Conduct of Business. Except as set forth on Schedule 3.2, as contemplated herein or as otherwise consented to by Purchaser in writing (which consent shall not be unreasonably withheld), during the period from the date of this Agreement and continuing until the Closing Date, each Company will and will cause each of its Subsidiaries to:

                 (a) use its best efforts to (i) carry on its business in the usual, regular and ordinary course as presently conducted and consistent with past practice, (ii) keep its business intact, (iii) keep available the services of its key employees, and (iv) maintain the goodwill associated with its business, including but not limited to preserving the relationships of its key customers, suppliers and others having business dealings with it;

                 (b) maintain its assets in good condition, and except for sales in the ordinary course of business, not move any asset to any location other than the Owned Real Property or real property leased by any Company or any Subsidiary thereof;

                 (c) not sell, lease or dispose of, or make any contract for the sale, lease or disposition of, or subject to Lien, any of its assets other than sales in the ordinary course of the business;

                 (d) not incur any indebtedness, liability or other obligation (absolute, accrued, contingent or otherwise) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

                 (e) not amend or terminate any Contract or other agreement or Permit, other than in the ordinary course of business consistent with past practices;

                 (f) not make any change in financial reporting or tax accounting methods, principles or practices unless required by GAAP or applicable law;

                 (g) not extend credit in the sale of products, collection of receivables or otherwise, other than in the ordinary course of business consistent with past practices or make any loan to any person;

                 (h) maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

                 (i) make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any officer, director, employee, agent, or other similar representative of any Company or any Subsidiary of any Company, except that the Companies may in the ordinary course consistent with past practice grant salary increases to their existing employees in an aggregate amount of up to six percent (6%) of such employees' aggregate current salaries;

                 (j) not adopt, enter into, amend, alter, or terminate (partially or completely) any Employee Plan or Employee Arrangement except to the extent required by applicable Law;

                 (k) not enter into any contract with an officer, director, employee, agent, or other similar representative of any Company or any Subsidiary of any Company that is not terminable, without penalty or other liability, upon not more than 60 calendar days' notice.

                 (l) not enter into any agreement, including an agreement to purchase or lease assets, which includes an aggregate payment or commitment on the part of either party of more than $50,000 individually or $250,000 in the aggregate;

                 (m) not adopt or amend any Employee Plan or collective bargaining agreements, except as required by Law;

                 (n) maintain in full force and effect all insurance described in Schedule 2.1.15;

                 (o) not declare, set aside or pay any dividend or makes or agree to make any other distribution or payment in respect of its capital stock or redeem, purchase or otherwise acquire or agree to redeem, purchase or acquire any of its capital stock or any option, warrant or other similar right or any security convertible into or exchangeable or exercisable for any of its capital stock, except that each of the

         Companies may pay a dividend to its stockholders in an amount equal to its previously undistributed Taxable Income (as defined in Article VI) from December 1, 1995 through the Closing Date;

                 (p) not take or omit to take any action as a result of which any representation or warranty of the Companies or and the Existing Stockholders in Article II would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action;

                 (q) not to amend its articles of incorporation or bylaws (other than pursuant to the CCI Merger Agreement);

                 (r) not to issue or agree to issue any capital stock or any option, warrant, call, subscription, conversion or other right obligating it to issue any capital stock or any other securities convertible into or exchangeable or exercisable for its capital stock;

                 (s) not split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                 (t) not acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                 (u) not pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms;

                 (v) not merge, amalgamate or consolidate with any other entity in any transaction in which the Company is not the surviving corporation, sell all or substantially all of its business or assets, or acquire all or substantially all of the business or assets of any other person;

                 (w) not waive any claims or rights having a value in excess of $50,000 in the aggregate;

                 (x) not enter into any agreement, understanding or commitment that restrains, limits or impedes its ability to compete with or conduct any business or line of business; or

                 (y) not authorize any of, or commit or agree to take any of, the foregoing actions.

         3.3. Notification. (a) The Companies and the Acquisition Company shall notify Purchaser, and Purchaser shall notify the Companies, of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against the Companies, the Acquisition Company or Purchaser, as the case may be, which challenges the transactions contemplated hereby.

                 (b) Purchaser will provide prompt written notice to CCI of any change in any of the information contained in its representations and warranties made in Article II hereof or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which CCI may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in Article II hereof or any Exhibits or Schedules referred to herein or attached hereto.

                 (c) Each of the Acquisition Company and the Companies will provide prompt written notice to Purchaser of any change in any of the information contained in its representations and warranties made in Article II hereof or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which Purchaser may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in
Article II hereof or any Exhibits or Schedules referred to herein or attached hereto.

         3.4. Cooperation. The parties hereto shall cooperate fully with each other in taking any actions, including actions to obtain the required consent of any Governmental Entity or any third party, necessary or helpful to accomplish the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any Affiliate.

         3.5. No Inconsistent Action. No party hereto shall take any action which is materially inconsistent with its obligations under this Agreement.

         3.6. Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article IV, prior to the Closing, each of the parties hereto will use reasonable efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby and the Target Acquisition.

         3.7. Injunctions. Without limiting the generality or effect of any provision of Section 3.8 or Article IV, if any United States, state or foreign court having jurisdiction over any party issues or otherwise promulgates any injunction, decree or similar order prior to the Closing which prohibits the consummation of the transactions contemplated hereby, the parties hereto will use their respective reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith.

         3.8. Filings. As promptly as practicable after the execution of this Agreement, each party hereto shall use its reasonable efforts to obtain, and to cooperate with the other parties hereto in obtaining, all authorizations, consents, orders and approvals of any Governmental Entity that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement (including without limitation the Tender Offer, the Target Acquisition, the Target Merger and the CCI Merger), and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Entity prohibiting the consummation of the transactions contemplated hereby, including without limitation, any reports or notifications that may be required to be filed by it under the HSR Act, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other. Purchaser and each of the Companies agree that any filing fee required to be paid in connection with any filing under the HSR Act shall be paid one-half by Purchaser and one-half by the Companies.

         3.9. Confidentiality. Each party hereto shall keep confidential all information obtained by it with respect to the others in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated, each shall return to the others, without retaining a copy thereof, any schedules, documents or others written information obtained from the other in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party hereto shall be required to keep confidential or return any information which (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known through no fault of the receiving party or its agents, (c) is required to be disclosed pursuant to an order or request of a judicial authority or Governmental Entity (provided the disclosing party is given reasonable prior notice), or (d) is developed by the receiving party independently of the disclosure by the disclosing party.

         3.10. Publicity. Prior to the Closing, no party hereto will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law, in which event the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

         3.11. Acquisition Proposals. From and after the date of this Agreement, neither the Acquisition Company nor any Company shall, nor shall they authorize or permit any of their respective officers, directors or employees, or any investment banker, attorney, accountant or other representative retained by it to, solicit, initiate, encourage or accept submission of any proposal or offer (including by way of furnishing information) from any Person which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving any Company, the Acquisition Company or Triad or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of any Company or Triad.

         3.12. Covenant of Existing Stockholders. Subject to the terms and conditions herein provided and in the Target Merger Agreement and the Tender Offer, each of the Existing Stockholders agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done (including by the Companies and their Subsidiaries and, the Acquisition Company) as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Target Merger Agreement (including without limitation the Tender Offer, the Target Acquisition, the Target Merger and the CCI Merger). Further, the Existing Stockholders shall take all such action necessary to cause the Companies and the Acquisition Company to comply with their respective covenants hereunder and to cause the respective representations and warranties of the Companies, the Acquisition Company and the Existing Stockholders to be true at all times on or prior to Closing.

         3.13. Efforts of the Companies. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the Companies agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in Article IV, including without limitation the Tender Offer, the Target Acquisition, the Target Merger and the CCI Merger.

         3.14. Covenant Relating to Target Acquisition. (a) In furtherance and not in limitation of their obligations under Section 3.12 and 3.13, CCI and the Existing Stockholders, as the case may be, shall and shall cause the Acquisition Company to take or cause to be taken, all actions, and to do, or cause to be done, and to assist in doing, all things necessary, proper or advisable to comply with its obligations under the Merger Agreement and to commence and consummate the Tender Offer in accordance with the terms thereof, including filing the Schedule 14D with the SEC. Subject to the satisfaction of the conditions to the Acquisition Company's obligation to consummate the Tender Offer, CCI shall cause the Acquisition Company to accept and pay for the shares of Target Common Stock tendered and otherwise to consummate the Tender Offer.

                 (b) Without the express written consent of the Purchaser, neither CCI nor the Acquisition Company shall amend or modify the Target Merger Agreement or the terms of the Tender Offer (which terms shall be the terms set forth in Offering Circular first mailed therefor) or waive any condition of or right under or with respect to the Tender Offer or the Target Merger Agreement. Each of CCI and the Acquisition Company agrees to exercise its rights under the Target Merger Agreement in accordance with the reasonable requests of the Purchaser (without limitation the right to terminate the Target Merger Agreement in the event it has such right). Each of the Acquisition Company and CCI will promptly notify and consult with Purchaser before it exercises any rights under the Target Merger Agreement. Notwithstanding the foregoing, neither CCI nor the Acquisition Company shall be required to take any action that would cause it to breach the Merger Agreement. Further, nothing in this
Section 3.14 shall prevent CCI or the Acquisition Company from terminating the Merger Agreement or the Tender Offer in accordance with their respective terms.

         3.15. Merger of CCI. At or prior to Closing, the Companies and the Existing Stockholders shall cause the CCI Merger to be consummated in accordance with and subject to the terms of the CCI Merger Agreement.

         3.16. Delivery of Financial Statements. The Companies shall deliver to Purchaser promptly upon their becoming available and in no event later than 20 days from the end of such month, copies of monthly financial statements for each of the months ended after the date hereof and prior to the Closing. Each of such monthly financial statements shall be prepared in accordance with GAAP applied throughout the periods involved, be complete and correct in all material respects and present fairly the financial condition of the Companies and their Subsidiaries as at said dates (subject to normal year end adjustments).

         3.17. Contribution of Assets. Except as set forth on Schedule 3.17, each Existing Stockholder agrees to contribute prior to the Closing any and all assets and properties owned directly or indirectly by it or any entity controlled by it currently used or necessary to operate the businesses of the Companies and their Subsidiaries.

         3.18. Lease. CCI shall have entered into a lease on terms and in a form reasonably satisfactory to Purchaser with respect to the real property and appurtenants thereto used as the Companies' headquarters located at 6207 Bee Cave Road, Austin, Texas.

         3.19. Authorization of CCI Common Stock. Prior to the Closing, CCI and the Existing Stockholders shall cause the articles of incorporation of CCI to be amended so there is a sufficient number of shares of CCI Common Stock to consummate the sale of the CCI Common Stock to Purchaser.

         3.20. Indebtedness. Prior to Closing each of the Companies and the Subsidiaries thereof shall cause all of its indebtedness for borrowed money (other than the shareholder indebtedness and indebtedness incurred in connection with the Target Acquisition) to be discharged and no such indebtedness shall be outstanding at Closing.

         3.21. Efforts of the Acquisition Company. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, the Acquisition Company agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in Article IV, including without limitation the Tender Offer, the Target Acquisition and the Target Merger.

         3.22. Exercise of Waiver. At any time after November 5, 1996 but prior to the Closing, if so requested by Purchaser, CCI agrees to waive its rights to terminate the License Agreement for Mechanical Repair Information Database dated September 12, 1993 between CCI and Mitchell International Repair Division and the License Agreement for Estimating Database dated September 8, 1996 between CCI and Mitchell International (the "Mitchells Agreements") in accordance with its terms.


                       ARTICLE IV.  CONDITIONS TO CLOSING

         4.1. Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived at the option of Purchaser:

                 4.1.1.  Representations, Warranties and Covenants.

                 (a) All representations and warranties of the Companies and the Existing Stockholders made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof without regard to any schedule updates furnished by any of them after the date hereof and on and as of the Closing Date as if made on and as of that date.

                 (b) All of the terms, covenants and conditions to be complied with and performed by the Companies and the Existing Stockholders on or prior to the Closing Date shall have been complied with or performed.

                 (c) Purchaser shall have received a certificate, dated as of the Closing Date, executed on behalf of each of the Companies by authorized officers thereof, certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 4.1.1(a) and (b) hereof have been fulfilled.

                 4.1.2. Consents or Approvals. Each of the approvals, consents or waivers listed or which was required to be listed on Schedule 2.1.5 or which is necessary or advisable in connection with the consummation by any Company or any Subsidiary thereof of the transactions contemplated hereby, shall have been obtained.

                 4.1.3. Tender Offer. There shall have been validly tendered and not withdrawn prior to the time the Tender Offer expires a number of shares of CCI Common Stock which constitutes at least 51% (the "Minimum Condition") of the shares of such stock on fully-diluted basis (as defined in the Target Merger Agreement) and such shares shall have been accepted for payment by the Acquisition Company in accordance with the terms of the Tender Offer and the Tender Offer shall have otherwise been consummated.

                 4.1.4. HSR Act. If applicable, the waiting period under the HSR Act shall have expired or terminated.

                 4.1.5. No Adverse Proceedings. No order, decree or judgment of any court, agency or Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms (including the Target Acquisition).

                 4.1.6. Mitchells Agreement. The Mitchells Agreement shall be in full force and effect if so requested by Purchaser.

                 4.1.7. Contribution of Acquisition Company. The Existing Stockholders shall have contributed as a capital contribution all the issued and outstanding shares of the capital stock of the Acquisition Company to CCI free and clear of all Liens.

         4.2. Conditions Precedent to Obligations of CCI. The obligations of CCI under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of
CCI:

                 4.2.1.  No Material Misrepresentation or Breach.

                 (a) All representations and warranties of the Purchaser made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date.

                 (b) All of the terms, covenants and conditions to be complied with and performed by the Purchaser on or prior to the Closing Date shall have been complied with or performed.

                 (c) The Companies shall have received a certificate, dated as of the Closing Date, executed on behalf of Purchaser by an authorized officer thereof, certifying that the conditions specified in Sections 4.2.1(a) and (b) have been fulfilled.

                 4.2.2. Consents or Approvals. Each of the approvals, consents or waivers listed or which was required to be listed on Schedule 2.3.3 or which is necessary or advisable in connection with the consummation by the Purchaser of the transactions contemplated hereby, shall have been obtained.

                 4.2.3. HSR Act. If applicable, the waiting period under the HSR Act shall have expired or terminated.

                 4.2.4. No Adverse Proceedings. No order, decree or judgment of any court, agency or other Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms (including the Target Acquisition, the Target Merger or the CCI Merger).

                 4.2.5. Tender Offer. The Minimum Condition for the Tender Offer shall have been met and the shares of Target Common Stock tendered and not withdrawn in accordance with the terms of the Tender Offer, and CCI and the Acquisition Company shall be obligated to accept such shares for payment in accordance with the terms of the Tender Offer.


              ARTICLE V.  DOCUMENTS TO BE DELIVERED AT THE CLOSING

         5.1. Documents to be Delivered by the Companies. At the Closing, CCI will deliver to Purchaser the following, at the expense of the Companies and in proper form for recording when appropriate:

                 5.1.1. Certified Resolutions. Certified resolutions of the Boards of Directors of the Companies approving the execution and delivery of this Agreement and each of the other documents delivered by either of them pursuant thereto and authorizing the consummation of the transactions contemplated hereby and thereby, including the Merger.

                 5.1.2. Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of each Company in the form described in
Section 4.1.1.

                 5.1.3. Opinion. A written opinion of Edens Snodgrass Nichols & Breeland, P.C. in substantially the form attached hereto as Exhibit E attached hereto, dated as of the Closing Date, together with reliance letters addressed to CCI's financing sources prior to Closing and entitling such lenders to rely on such opinion to the same extent as if they were an addressee thereof.

                 5.1.4. Good Standing Certificates. Governmental certificates showing that CCI, the Acquisition Company, Triad and each Subsidiary thereof is duly incorporated and in good standing in the state of its incorporation and in good standing in each state listed on Schedule 2.1.1 certified as of a date not more than five (5) days before the Closing Date.

                 5.1.5. Other Documents. Such additional information and materials as Purchaser shall reasonably request.

         5.2. Documents to be Delivered by Purchaser. At the Closing, Purchaser will deliver to the Companies, at the expense of Purchaser:

                 5.2.1. Opinion. A written opinion of Weil, Gotshal & Manges LLP in substantially the form attached hereto as Exhibit F attached hereto, dated as of the Closing Date.

                 5.2.2. Good Standing Certificates. Governmental certificates showing that Purchaser is duly organized and in good standing in the state of its organization certified as of a date not more than five (5) days before the Closing Date

                 5.2.3. Other Documents. Such additional information and materials as the Companies shall reasonably request.


                       ARTICLE VI.  POST-CLOSING COVENANT

         6.1. Distribution of Taxable Income. Within 90 days after the Closing Date, CCI shall prepare pro forma federal income Tax Returns setting forth the aggregate taxable income of the Companies (the "Taxable Income") for the short period ending the day before the Closing Date and, in the event the Closing Date occurs after the close of the current taxable year of any of the Companies, such current tax year (the "Tax Periods") and the amount of distributions or other payments to the Existing Stockholders by the Companies during the Tax Periods (the "Distributions"), with taxable income for this purpose being computed without regard to the Distributions. In the event that the Existing Stockholders disagree with the computation of Taxable Income, any such dispute which cannot be resolved by negotiation shall be submitted to Price Waterhouse, L.L.P. for resolution. Within ten days after the final resolution of any such dispute with respect to the Taxable Income and not later than one year after the Closing Date, CCI shall pay to each of the Existing Stockholders, pursuant to Section 1371(e)(2) of the Code, the excess of their allocable shares of the Taxable Income as herein determined over the Distributions to such Existing Stockholder, or each of the Existing Stockholders shall contribute to the capital of CCI the excess of the Distributions to such Existing Stockholder over the Taxable Income allocable to such Existing Stockholder.


                   ARTICLE VII.  SURVIVAL AND INDEMNIFICATION

         7.1. Survival of Representations, Warranties and Covenants. (a) Except as to the representations and warranties contained in Sections 2.1.3, 2.1.4, 2.1.19, and 2.1.23, which shall survive indefinitely, the representations and warranties of the Companies, the Existing Stockholders and of Purchaser contained in this Agreement or in any Transfer Document shall survive the Closing until the expiration of eighteen months from the Closing Date. Any claim for indemnification with respect to any of such matters which is not asserted by notice given as herein provided relating thereto within such specified period of survival may not be pursued and is hereby irrevocably waived after such time. Any claim for an Indemnifiable Loss (as defined in Section 7.2) asserted within such period of survival as herein provided will be timely made for purposes hereof.

                 (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement will survive the Closing and remain in effect indefinitely.

         7.2.  Limitations on Liability.  (a) For purposes of this Agreement,
(i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any person or entity, including without limitation any Governmental Entity), including without limitation the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith, and (v) "Third Party Claim" means any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an Affiliate of a party to this Agreement.

                 (b) Notwithstanding any other provision hereof or of any applicable Law, no Indemnitee will be entitled to make a claim against an Indemnifying Party in respect of any breach of a representation or warranty under Sections 7.3(a)(i) or 7.3(b)(i) (other than the representations and warranties set forth in Sections 2.1.3, 2.1.4 and 2.1.24) unless and until the aggregate amount of claims in respect of breaches of representations and warranties asserted for Indemnifiable Losses under 7.3(a)(i) or 7.3(b)(i), as applicable, exceeds $900,000, in which event the Indemnitee will be entitled to make a claim against the Indemnifying Party to the extent of the full amount of Indemnifiable Losses.

         7.3. Indemnification. (a) Subject to Sections 7.1 and 7.2, the Companies jointly and severally agree to indemnify, defend and hold harmless Purchaser and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

                    (i) any breach of representation or warranty of the Companies or the Existing Stockholders under the terms of this Agreement and any certificate or other document delivered pursuant hereto;

                    (ii) any breach or nonfulfillment of any agreement or covenant of the Companies or the Existing Stockholders under the terms of this Agreement; or

                   (iii) any Taxes of the Companies (i) with respect to any taxable period ending on or before the Closing Date or (ii) which are allocable to the period ending immediately before the Closing Date (which Taxes shall be allocated by closing the books of the Companies immediately before the Closing
         Date)

                 (b) Purchaser agrees to indemnify, defend and hold harmless the Companies and their respective directors, officers, partners, employees, agents or representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

                    (i) any breach of representation or warranty of Purchaser under the terms of this Agreement and any certificate or other document delivered pursuant hereto; or

                    (ii) any breach or nonfulfillment of any agreement or covenant of Purchaser under the terms of this Agreement.

                 (c) An Indemnitee under this Section 7.3 shall be entitled to indemnification for its Indemnifiable Losses hereunder notwithstanding such Indemnifiable Losses resulted from its negligence to the extent such Indemnifiable Losses are not found by a final, non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         7.4. Defense of Claims. (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice (the "Third Party Claim Notice") will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party shall have 14 days from its receipt of a Third Party Claim Notice (the "Third Party Claim Notice Period") to notify Indemnitee (i) whether the Indemnifying Party disputes the Indemnitee's right of indemnification with respect to such Third Party Claim, and (ii) if the Indemnifying Party does not dispute such right of indemnification, whether or not it desires to defend the Indemnitee against such Third Party Claim.

                 (b) If the Indemnifying Party notifies the Indemnitee within the Third Party Claim Notice Period that (i) the Indemnifying Party does not dispute the Indemnitee's right of indemnification and (ii) the Indemnifying Party desires to defend against such Third Party Claim, then the Indemnifying Party shall have the right to assume and control the defense of such Third Party Claim by appropriate proceedings with counsel reasonably acceptable to

Indemnitee at the Indemnifying Party's sole cost and expense. The Indemnitee may participate in, but not control, any such defense or settlement at its sole cost and expense.

                 (c) If the Indemnifying Party (i) disputes the Indemnitee's right of indemnification with respect to a Third Party Claim, (ii) does not dispute such right of indemnification but fails to promptly assume and prosecute the defense of such Third Party Claim, (iii) does not dispute such right of indemnification but a conflict or potential conflict exists between the Indemnifying Party and the Indemnitee or (iv) is not entitled to assume defense of such Third Party Claim under Section 7.4(b), then the Indemnitee shall be entitled to assume and control the defense of such Third Party Claim with counsel reasonably acceptable to the Indemnifying Party. If the Indemnifying Party does not assume the defense of a Third Party Claim for any reason, it may still participate in, but not control, the defense of such Third Party Claim at the Indemnifying Party's sole cost and expense.

                 (d) The party responsible for the defense of any Third Party Claim (the "Responsible Party") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of any Third Party Claim for which such party is not the Responsible Party, including, without limitation, all settlement negotiations and offers. With respect to a Third Party Claim for which the Indemnifying Party is the Responsible Party, the Indemnitee shall make available to the Indemnifying Party and its representatives all books and records of the Indemnitees relating to such Third Party Claim and shall render to the Indemnifying Party such assistance and access to records and the representatives of the Indemnitee as the Indemnifying Party and its representatives may reasonably request, except that the Indemnitee shall not be required to make available to the Indemnifying Party and its representatives any books, records, documents or other information that the Indemnitee reasonably determines to be confidential or subject to attorney-client privilege unless and until the Indemnifying Party shall have entered into such agreements as the Indemnitee reasonably deem to be necessary in light of all surrounding circumstances (including, without limitation, the Indemnifying Party's need for information in connection with the investigation or defense of a Third Party Claim) to protect such confidentiality or privilege.

                 (e) Neither the Indemnifying Party, on the one hand, nor the Indemnitee, on the other hand, shall enter into any settlement of any Third Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement offer) with respect to a Third Party Claim. Such other party agrees to notify the Responsible Party with reasonable promptness whether or not such party is willing to accept the proposed settlement offer. If an Indemnitee fails to consent to any settlement offer of a Third Party Claim (whether or not the Indemnitee is the Responsible Party with respect to such Third Party Claim), the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party with respect to such Third Party Claim (including the reasonable costs and expenses of contesting or defending such Third Party Claim incurred after the Indemnitee fails to consent to such settlement offer) shall not exceed the full amount of such settlement offer. If the Indemnifying Party fails to consent to any settlement offer of a Third Party Claim (whether or not the Indemnifying Party is the Responsible Party with respect to such Third Party Claim), the Indemnifying Party may continue to contest or defend such Third Party Claim and, in such event, the Indemnifying Party shall be liable to the Indemnitee for the amount of the Indemnification Loss ultimately recovered against Indemnitee as a result of such Third Party Claim.

                 (f) A failure to give timely notice or to include any specified information in any notice as provided in Sections 7.4(a) or 7.4(b) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

                 (g) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Article VII.


                           ARTICLE VIII.  TERMINATION

         8.1. Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing, if the party seeking to terminate is not then in material default or breach of this Agreement:

                 (a)      By the mutual written consent of Purchaser and CCI;

                 (b) By either Purchaser or CCI if the Closing shall not have occurred on or before February 1, 1997;

                 (c) By either Purchaser or CCI if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof;

                 (d) By either Purchaser or CCI if, prior to the Closing Date, the Companies or the Existing Stockholders with respect to the Purchaser, or the Purchaser with respect to CCI, is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within fifteen (15) days of the date of notice of default served by the party claiming such material default, provided that such terminating party shall not also be in material breach of this Agreement at the time notice of termination is delivered;

                 (e) By either Purchaser or CCI if the Target Merger Agreement shall have been terminated; or

                 (f) By Purchaser in the event it shall request CCI to terminate the Target Merger Agreement or Tender Offer in accordance with Section 3.14(b) and CCI shall exercise its rights under 3.14(c).

Upon the termination of this Agreement in accordance with this Section 8.1, the obligations of the parties to effect the transactions contemplated hereby will terminate, except that the provisions of this Section 8.1 and of Article IX shall continue to apply and no party shall be relieved of any liability for any breach of this Agreement prior to the date of termination.


                     ARTICLE IX.  MISCELLANEOUS PROVISIONS

         9.1. Specific Performance. The parties recognize that if any of the Companies or any Existing Stockholder refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Purchaser for its injury. Purchaser shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by Purchaser to enforce this Agreement, the Companies and the Existing Stockholders shall waive the defense that there is an adequate remedy at law. In the event of a default by the Companies and the Existing Stockholders which results in the filing of a lawsuit for damages, specific performances, or other remedies, Purchaser shall be entitled to reimbursement by the Companies of reasonable legal fees and expenses incurred by Purchaser.

         9.2. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

                 (a)      If to the Companies, to:

                          6207 Bee Cave Road
                          Austin, Texas  78746-5146
                          Facsimile No.: (512) 328-6461
                          Attention:  Glenn E. Staats

                 with a copy to:

                          Edens Snodgrass Nichols & Breeland, P.C.
                          2800 Franklin Plaza
                          111 Congress Avenue
                          Austin, TX  78701
                          Facsimile No.:  (512) 505-5911
                          Attention:  Rod Edens, Jr.


                 (b)      If to the Existing Stockholders, to:

                          c/o Cooperative Computing, Inc.
                          6207 Bee Cave Road
                          Austin, Texas  78746-5146
                          Facsimile No.: (512) 328-6461
                          Attention: Glenn E. Staats

                          with a copy to:

                          Edens Snodgrass Nichols & Breeland, P.C.
                          2800 Franklin Plaza
                          111 Congress Avenue
                          Austin, TX  78701
                          Facsimile No.:  (512) 505-5911
                          Attention:  Rod Edens, Jr.

                 (c)      If to Purchaser, to:

                          Hicks, Muse, Tate & Furst Equity Fund III, L.P. c/o Hicks, Muse, Tate & Furst Incorporated
                          200 Crescent Court, Suite 1600
                          Dallas, Texas  75201
                          Facsimile No.: (214) 740-7313

                          Attention:  Lawrence D. Stuart, Jr.

                          with a copy to each of:

                          Weil, Gotshal & Manges LLP
                          100 Crescent Court, Suite 1300
                          Dallas, Texas  75201
                          Facsimile No.: (214) 746-7777
                          Attention:  Thomas A. Roberts, Esq.

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

         9.3. Expenses. Except as otherwise expressly provided herein, the Company agrees to promptly pay or cause to be paid upon receipt of any request therefore all reasonable accounting, legal, banking and other out-of-pocket expenses of the Purchaser relating to the transaction contemplated hereby; provided, however, that in the event the Closing does not occur, the Companies and the Purchaser shall each pay one-half of the collective reasonable accounting, legal, banking and other third-party expenses (including any such expenses incurred in connection with the Target Acquisition and the financing thereof) and the Purchaser and the Company shall each pay all of their own out-of-pocket expenses.

         9.4. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party which shall not be unreasonably withheld; provided, however, that upon notice to the Companies, Purchaser may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof or to any person or entity that acquires all or substantially all of the assets or voting stock of Purchaser. Each Company agree to execute acknowledgements of such assignment(s) and collateral assignments in such forms as Purchaser may from time to time reasonably request. In the event of such a proposed assignment by Purchaser, the provisions of this Agreement shall inure to the benefit of and be binding upon Purchaser's assigns.

         9.5.  Waiver.  Each party hereto by written notice to the others may
(a) extend the time for performance of any of the obligations of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered in connection herewith, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that no such party may, without the prior written consent of the other parties, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its (or any of its Affiliates) representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

         9.6. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer or representative thereof) relating to the matters contemplated hereby. This Agreement (together with the Exhibits and Schedules hereto) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their Affiliates except as expressly set forth herein.

         9.7. Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the parties hereto.

         9.8. Rights of the Parties. Except as provided in Article VII or in Sections 9.17 and 9.4, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         9.9. Brokers. Purchaser hereby agrees to indemnify and hold harmless the Companies, and the Companies hereby agree to indemnify and hold harmless Purchaser, against any liability, claim, loss, damage or expense incurred by Purchaser or by the Companies, respectively, relating to any fees or commissions owed to any broker, finder, or financial advisor as a result of actions taken by Purchaser or by the Companies, respectively.

         9.10. Further Assurances. From time to time, as and when requested by either party, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

         9.11. Governing Law. This Agreement, including without limitation, the interpretation, construction and validity hereof, shall be governed by the Laws of the State of Texas without regard to the conflicts of laws principles thereof.

         9.12. Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable Law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         9.13. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

         9.14. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         9.15. Certain Interpretive Matters and Definitions. (a) Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not necessarily exclusive, (v) words in the singular include the plural and vice versa, (vi) the terms "Subsidiary" and "Affiliate" have the meanings given to those terms in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934 Act, as amended, and (vii) "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

                 (b) No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         9.16. No Recourse. Notwithstanding any of the terms or provisions of this Agreement, each of the Purchaser and the Companies agree that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, partner or stockholder of the other parties (other than the Existing Stockholders solely in their capacity as signatories to this Agreement) in connection with or arising out of this Agreement or the transactions contemplated hereby.

         9.17. Fees. (a) In the event the Target Acquisition does not close and any Company receives any fee from Triad or any of its Affiliates in the nature of a topping fee, bust-up fee or any similar arrangement (the "Company Topping Fee"), such Company agrees to pay to the Purchaser (immediately upon receipt thereof and in addition to the reimbursement of expenses set forth in Section 9.3) a fee (the "Hicks Muse Topping Fee") equal to 50% of the Company Topping Fee after deduction of any portion of such fee any Company is required to pay to its financing sources other than CCI and Purchaser and their Affiliates.

                 (b) In the event the Target Acquisition is not consummated and this Agreement is terminated, Hicks Muse & Co. Partners, L.P. will be entitled to the full transaction fee for the transaction contemplated hereby (including the Target Acquisition) it would have received pursuant to the Financial Advisory Agreement (less the Hicks Muse Topping Fee, if any) in the event that any time within 12 months after such termination CCI enters into negotiations, discussions or an agreement providing, directly or indirectly, for (i) the Target Acquisition or any other transaction which is designed to result in a transaction with Triad or (ii) any other acquisition by any Company (whether by way of merger or stock or asset acquisition) involving any third party equity investment in CCI or any coinvestment with any third party and such transaction is consummated; provided, however, that the fee payable pursuant to the foregoing (ii) shall be payable only in the event (a) the transaction value of such transaction exceeds $30 million or (b) such transaction results in the sale, transfer or reduction of direct or indirect interest of twenty percent (20%) or more of the issued and outstanding common stock of any Company by Glenn E. Staats, Preston W. Staats, their families or their Affiliates. Notwithstanding the foregoing, in the event the Companies terminate this Agreement after providing to the Purchaser a bona fide proposal to acquire Triad, which proposal is rejected by the Purchaser in writing (a "Rejected Proposal"), and the Companies, directly or indirectly, consummates an acquisition or other business combination with Triad or any of its Affiliates essentially on the general terms contained in the Rejected Proposal, the Companies shall not owe Hicks Muse & Co. Partners, L.P. the Transaction Fee contemplated by this section.

         9.18.  Tax Matters.

                 (a) With respect to any audit of or other administrative or judicial proceeding relating to Tax Returns which treat any Company as a pass through entity for federal, state, local or foreign purposes for taxable periods ending on or before the Closing Date, the Existing Stockholders shall control the contest of such audit or other proceeding, at the sole cost and expense of the Existing Stockholders; provided, however, that no settlement of such audit or other proceeding shall be made without the prior written consent (which shall not be unreasonably withheld) of CCI if the result of such settlement could reasonably be expected to be adverse to CCI, and provided, further, that in the event such audit or proceeding may reasonably be expected to have an adverse effect on the liability of CCI for Taxes in a subsequent taxable period, CCI and the Existing Stockholders shall jointly control the contest of such audit or other proceeding and CCI shall pay all the costs and expenses thereof.

                 (b) CCI shall take any and all actions necessary to allocate taxable income for federal income tax purposes for the period which includes the Closing Date between the S short year and the C short year (as defined in Section 1362(e)(1) of the Code) on the basis of a closing of the books of each Company at the close of the day before the Closing Date, including, to the extent required, by filing (and obtaining the required shareholder consents to) an election pursuant to Section 1362(e)(3) of the Code. Any Tax liability owed by the Company as a result of a change in accounting method for tax purposes made concurrently with or after the Closing shall be the sole liability of CCI and not the Existing Stockholders, except to the extent that such change in accounting method corrects an erroneous method of accounting adopted prior to the Closing.

         9.19. Recovery Under Target Merger Agreement. In the event the Target Merger Agreement shall be terminated as a result of a breach of such agreement by a party thereto (other than CCI and the Acquisition Company) CCI, at the request of the Purchaser, shall, and shall cause the Acquisition Company to, diligently prosecute any claims it may have against such party as a result of such breach and to pursue such remedies as Purchaser may reasonably request in connection therewith and Purchaser and CCI shall share the costs of such prosecution 55% to 45%, respectively. In the event CCI or any of its Affiliates shall obtain or receive any damages or other award as a result of such prosecution or otherwise in connection with such breach, CCI shall pay or cause to be paid to Purchaser an amount in cash equal to 55% of the fair market value of such damages or award (after expenses) within three days of it or its Affiliate's receipt thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        COOPERATIVE COMPUTING, INC.




                                        By: /s/ GLEN E. STAATS
                                           -------------------------------------
                                          Name: Glen E. Staats
                                               ---------------------------------
                                          Title: President
                                                --------------------------------


                                        APPLIED DATA SPECIALTY, INC.



                                        By: /s/ PRESTON W. STAATS, JR.
                                           -------------------------------------
                                          Name: Preston W. Staats, Jr.
                                               ---------------------------------
                                          Title: Executive Vice President
                                                --------------------------------



                                        CANADIAN AFTERMARKET NETWORK, INC.



                                        By: /s/ GLEN E. STAATS
                                           -------------------------------------
                                          Name: Glen E. Staats
                                               ---------------------------------
                                          Title: President
                                                --------------------------------

                                        CCI ACQUISITION CORP.



                                        By: /s/ PATRICK K. MCGEE
                                           -------------------------------------
                                          Name: Patrick K. McGee
                                               ---------------------------------
                                          Title: Vice President
                                                --------------------------------

                     HICKS, MUSE, TATE & FURST EQUITY FUND III,
                     L.P.

                     By:     HM3/GP Partners, L.P., its General
                             Partner

                             By:      Hicks Muse GP Partners III,
                                      L.P., its General Partner

                                      By:     Hicks Muse Fund III
                                              Incorporated, its
                                              General Partner


                                              By: /s/ PATRICK K. MCGEE
                                                 -------------------------------
                                                          Patrick K. McGee
                                                          Vice President




                                        EXISTING STOCKHOLDERS:

                                         /s/ GLENN E. STAATS
                                        ----------------------------------------
                                        GLENN E. STAATS

                                         /s/ PRESTON W. STAATS
                                        ----------------------------------------
                                        PRESTON W. STAATS